                                  EXHIBIT 12.1

                   STATEMENT REGARDING COMPUTATION OF RATIOS


                       RATIO OF EARNINGS TO FIXED CHARGES




                                      Predecessor             Predecessor       Successor      Successor
                                      -----------             -----------       ---------      ---------
                                                                  Nine           Three
                                                                 Months          Months          Year
                                                                 Ended           Ended           Ended
                                Year Ended December 31,       September 30,    December 31,    December 31,
                                 1992    1993    1994             1995            1995            1996
                                ---------------------------------------------------------------------------
                                                            (dollars in thousands)
EARNINGS BEFORE INCOME TAXES    23,581   28,804   31,356         16,963           7,778          (2,373)
FIXED CHARGES                    1,101    1,773    2,597          3,707           5,926          27,627
                                ---------------------------------------------------------------------------
                                24,682   30,577   33,953         20,670           7,704          25,254

DIVIDED BY:
FIXED CHARGES                    1,101    1,773    2,597          3,707           5,926          27,627
                                 22.4x    17.2x    13.1x           5.6x            1.3x             .9x
                                ===========================================================================


                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS




                                      Predecessor             Predecessor       Successor      Successor
                                      -----------             -----------       ---------      ---------
                                                                  Nine           Three
                                                                 Months          Months          Year
                                                                 Ended           Ended           Ended
                                Year Ended December 31,       September 30,    December 31,    December 31,
                                 1992    1993    1994             1995            1995            1996
                                ---------------------------------------------------------------------------
                                                            (dollars in thousands)
EARNINGS BEFORE INCOME TAXES    23,581   28,804   31,356         16,963           1,778          (2,373)
FIXED CHARGES                    1,101    1,773    2,597          3,707           5,926          27,627
                                ---------------------------------------------------------------------------
                                24,682   30,577   33,953         20,670           7,704          25,254

DIVIDED BY:
FIXED CHARGES                    1,101    1,773    2,597          3,707           5,926          27,627
PLUS PREFERRED STOCK DIVIDEND        0        0        0              0           1,069           4,669
                                ---------------------------------------------------------------------------
                                 1,101    1,773    2,597          3,707           6,995          32,296
                                 22.4x    17.2x    13.1x           5.6x            1.1x            0.8x
                                ===========================================================================